SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NEIMAN MARC GROUP B

          GAMCO INVESTORS, INC.
                                 2/07/00            2,500            23.5250
                                 2/07/00          118,000            23.5185
                                 2/04/00           11,000            24.0341
                                 2/02/00              700            22.8125
                                 2/01/00              150-           22.5000
                                 1/28/00           10,000            23.1875
          GABELLI FUNDS, LLC.
               THE GABELLI ASSET FUND
                                 2/07/00           20,000            23.6438
                                 2/07/00           24,500            23.8344
                                 2/04/00           40,000            24.1750
                                 2/03/00           40,000            23.8297
                                 1/27/00           10,000            23.5875
                                 1/26/00           10,000            23.1125





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.